Exhibit 3.2

               AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                     OF

                            TOKHEIM CORPORATION

                          -----------------------



               Tokheim Corporation (hereinafter referred to as the "Corporation"), having duly elected to be governed by IC 23-1-18 through IC 23-1-54 (except for IC 23-1-18-3, IC 23-1-21 and IC 23-1-53-3) effective
April 10, 1986, and desiring to amend and restate its Articles of Incorporation effective October 20, 2000, the date of filing with the office of the Indiana Secretary of State, pursuant to the provisions of the Indiana Business Corporation Law (hereinafter referred to as the "Corporation Law"), submits the following Restated Articles of
Incorporation:


                                 ARTICLE I

                                    Name

               The name of the Corporation is Tokheim Corporation.


                                 ARTICLE II

                            Purposes and Powers

               Section 2.1 Purposes of the Corporation. The purposes for which the Corporation is formed are (a) to engage in the general business of manufacturing and selling any and all devices, appliances and/or articles of every kind and description, for whatever purpose or use and of whatever material or substance made, and to carry on such activities of every kind or nature as may be allied or incidental to such general business and (b) to engage in the transaction of any or all lawful business for which corporations may now or hereafter be incorporated under the Corporation Law.

               Section 2.2 Powers of the Corporation. The Corporation shall have (a) all powers now or hereafter authorized by or vested in corporations pursuant to the provisions of the Corporation Law, (b) all powers now or hereafter vested in corporations by common law or any other statute or act and (c) all powers authorized by or vested in the Corporation by the provisions of these Restated Articles of Incorporation or by the provisions of its Restated Bylaws as from time to time in effect.


                                ARTICLE III

                             Term of Existence

               The period during which the Corporation shall continue is perpetual.


                                 ARTICLE IV

                        Registered Office and Agent

               The street address of the Corporation's registered office at the time of adoption of these Restated Articles of Incorporation is 10501 Corporate Drive, Fort Wayne, Indiana 46845 and the name of its Resident Agent at such office at the time of adoption of these Restated Articles of Incorporation is Norman L. Roelke.


                                 ARTICLE V

                                   Shares

               Section 5.1 Authorized Classes and Number of Shares. The total number of shares which the Corporation has authority to issue shall be 35,000,000 shares, consisting of 30,000,000 common shares (the "Common Shares") and 5,000,000 special shares (the "Special Shares"). The Corporation's Common Shares do not have any par or stated value, except that, solely for the purpose of any statute or regulation imposing any tax or fee based upon the capitalization of the Corporation, each of the Corporation's Common Shares shall be deemed to have a par value of $1.00 per share.

               Section 5.2 General Terms of All Shares. The Corporation shall have the power to acquire (by purchase, redemption or otherwise), hold, own, pledge, sell, transfer, assign, reissue, cancel or otherwise dispose of the shares of the Corporation in the manner and to the extent now or hereafter permitted by the laws of the State of Indiana (but such power shall not imply an obligation on the part of the owner or holder of any share to sell or otherwise transfer such share to the Corporation), including the power to purchase, redeem or otherwise acquire the Corporation's own shares, directly or indirectly, and without pro rata treatment of the owners or holders of any class or series of shares, unless, after giving effect thereto, the Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation's total assets would be less than its total liabilities (and without regard to any amounts that would be needed, if the Corporation were to be dissolved at the time of the purchase, redemption or other acquisition, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those of the holders of the shares of the Corporation being purchased, redeemed or otherwise acquired, unless otherwise expressly provided with respect to a series of Special Shares in the provisions of these Restated Articles of Incorporation adopted by the Board of Directors pursuant to Section 5.5 hereof describing the terms of such series). Except to the extent otherwise provided for herein, shares of the Corporation purchased, redeemed or otherwise acquired by it shall constitute authorized but unissued shares, unless prior to any such purchase, redemption or other acquisition, or within thirty (30) days thereafter, the Board of Directors adopts a resolution providing that such shares constitute authorized and issued but not outstanding shares.

               The Board of Directors of the Corporation may dispose of, issue and sell shares in accordance with, and in such amounts as may be permitted by, the laws of the State of Indiana and the provisions of these Restated Articles of Incorporation and for such consideration, at such price or prices, at such time or times and upon such terms and conditions (including the privilege of selectively repurchasing the same) as the Board of Directors of the Corporation shall determine, without the authorization or approval by any shareholders of the Corporation. Shares may be disposed of, issued and sold to such persons, firms or corporations as the Board of Directors may determine, without any preemptive or other right on the part of the owners or holders of other shares of the Corporation of any class or kind to acquire such shares by reason of their ownership of such other shares.

               When the Corporation receives the consideration specified in a subscription agreement entered into before incorporation, or for which the Board of Directors authorized the issuance of shares, as the case may be, the shares issued therefor shall be fully paid and nonassessable.

               The Corporation shall have the power to declare and pay dividends or other distributions upon the issued and outstanding shares of the Corporation, subject to the limitation that a dividend or other distribution may not be made if, after giving it effect, the Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation's total assets would be less than its total liabilities (and without regard to any amounts that would be needed, if the Corporation were to be dissolved at the time of the dividend or other distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those of the holders of shares receiving the dividend or other distribution, unless otherwise expressly provided with respect to a series of Special Shares in the provisions of these Restated Articles of Incorporation adopted by the Board of Directors pursuant to Section 5.5 hereof describing the terms of such series).

               The Corporation shall have the power to issue shares of one class or series as a share dividend or other distribution in respect of that class or series or one or more other classes or series.

               Pursuant to Section 1123(a)(6) of title 11 of the United States Bankruptcy Code, as now in effect or hereafter amended (the "Bankruptcy Code"), the Corporation is not authorized to issue any nonvoting Common Stock, but only to the extent required by Section 1123(a)(6) of the Bankruptcy Code.

               Section 5.3 Voting Rights of Shares.

                      (a) Common Shares. Except as otherwise provided by the Corporation Law and subject to such shareholder disclosure and recognition procedures (which may include voting prohibition sanctions) as the Corporation may by action of its Board of Directors establish, the Common Shares have unlimited voting rights and each outstanding Common Share shall, when validly issued by the Corporation, entitle the record holder thereof to one vote at all shareholders' meetings on all matters submitted to a vote of the shareholders of the Corporation.

                      (b) Special Shares. Except as required by the Corporation Law or by the provisions of these Restated Articles of Incorporation adopted by the Board of Directors pursuant to Section 5.5 hereof describing the terms of Special Shares or a series thereof, the holders of Special Shares shall have no voting rights or powers. Special Shares shall, when validly issued by the Corporation, entitle the record holder thereof to vote as and on such matters, but only as and on such matters, as the holders thereof are entitled to vote under the Corporation Law or under the provisions of these Restated Articles of Incorporation adopted by the Board of Directors pursuant to Section 5.5 hereof describing the terms of Special Shares or a series thereof (which provisions may provide for special, conditional, limited or unlimited voting rights, including multiple or fractional votes per share, or for no right to vote, except to the extent required by the Corporation Law) and subject to such shareholder disclosure and recognition procedures (which may include voting prohibition sanctions) as the Corporation may by action of the Board of Directors establish.

               Section 5.4 Other Terms of Common Shares. The Common Shares shall be equal in every respect insofar as their relationship to the Corporation is concerned, but such equality of rights shall not imply equality of treatment as to redemption or other acquisition of shares by the Corporation. Subject to the rights of the holders of any outstanding Special Shares issued under Section 5.5 hereof, the holders of Common Shares shall be entitled to share ratably in such dividends or other distributions (other than purchases, redemptions or other acquisitions of shares by the Corporation), if any, as are declared and paid from time to time on the Common Shares at the discretion of the Board of Directors. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, after payment shall have been made to the holders of the Special Shares of the full amount to which they shall be entitled under this Article V, the holders of Common Shares shall be entitled, to the exclusion of the holders of the Special Shares of any and all series, to share, ratably according to the number of shares of Common Shares held by them, in all remaining assets of the Corporation available for distribution to its shareholders.

               Section 5.5 Other Terms of Special Shares.

                      (a) Special Shares may be issued from to time in one or more series, each such series to have such distinctive designation and such preferences, limitations and relative voting and other rights as shall be set forth in these Restated Articles of Incorporation. Subject to the requirements of the Corporation Law and subject to all other provisions of these Restated Articles of Incorporation, the Board of Directors of the Corporation may create one or more series of Special Shares and may determine the preferences, limitations and relative voting and other rights of one or more series of Special Shares before the issuance of any shares of that series by the adoption of an amendment to the Restated Articles of Incorporation that specifies the terms of the series of Special Shares. All shares of a series of Special Shares must have preferences, limitations and relative voting and other rights identical with those of other shares of the same series and, if the description of the series set forth in these Restated Articles of Incorporation so provides, no series of Special Shares need have preferences, limitations or relative voting or other rights identical with those of any other series of Special Shares.

               Before issuing any shares of a series of Special Shares (other than the Special Shares provided for in Articles X and XI hereof), the Board of Directors shall adopt an amendment to these Restated Articles of Incorporation, which shall be effective without any shareholder approval or other action that sets forth the preferences, limitations and relative voting and other rights of the series, and authority is hereby expressly vested in the Board of Directors, by such amendment:

                            (i) To fix the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

                            (ii) To fix the voting rights of such series, which may consist of special, conditional, limited or unlimited voting rights, including multiple or fractional votes per share, or no right to vote (except to the extent required by the Corporation
        Law);

                            (iii) To fix the dividend or distribution rights of such series and the manner of calculating the amount and time for payment of dividends or distributions, including, but not limited to:

                                      (A) the dividend rate, if any, of
               such series;

                                      (B) any limitations, restrictions or
               conditions on the payment of dividends or other distributions, including whether dividends or other distributions shall be noncumulative or cumulative or partially cumulative and, if so, from which date or dates;

                                      (C) the relative rights of priority,
               if any, of payment of dividends or other distributions on shares of that series in relation to Common Shares and shares of any other series of Special Shares; and

                                      (D) the form of dividends or other
               distributions, which may be payable at the option of the Corporation, to the shareholder or another person (and in such case to prescribe the terms and conditions of exercising such option), or upon the occurrence of a designated event in cash, indebtedness, stock or other securities or other property, or in any combination thereof, and to make provisions, in the case of dividends or other distributions payable in stock or other securities, for adjustment of the dividend or distribution rate in such events as the Board of Directors shall determine;

                            (iv) To fix the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed or converted, which may be:

                                      (A) at the option of the Corporation,
               the shareholder or another person or upon the occurrence of a designated event;

                                      (B) for cash, indebtedness,
               securities, or other property or any combination thereof;
               and

                                      (C) in a designated amount or in an
               amount determined in accordance with a designated formula or by reference to extrinsic data or events;

                            (v) To fix the amount or amounts payable upon the shares of such series in the event of any liquidation, dissolution or winding up of the Corporation and the relative rights of priority, if any, of payment upon shares of such series in relation to Common Shares and shares of any other series of Special Shares; and to determine whether or not any such preferential rights upon dissolution need be considered in determining whether or not the Corporation may make dividends, repurchases or other distributions;

                            (vi) To determine whether or not the shares of such series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of such series and, if so entitled, the amount of such fund and the manner of its application;

                            (vii) To determine whether or not the issue of any additional shares of such series or of any other series in addition to such series shall be subject to restrictions in addition to restrictions, if any, on the issue of additional shares imposed in the provisions of these Restated Articles of Incorporation fixing the terms of any outstanding series of Special Shares theretofore issued pursuant to this Section 5.5 and, if subject to additional restrictions, the extent of such additional restrictions; and

                            (viii) Generally to fix the other preferences or rights, and any qualifications, limitations or restrictions of such preferences or rights, of such series to the full extent permitted by the Corporation Law; provided, however, that no such preferences, rights, qualifications, limitations or restrictions shall be in conflict with these Restated Articles of Incorporation or any amendment hereof.

                      (b) Except as otherwise provided in Articles X and XI hereof, Special Shares of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible, have been converted into shares of the Corporation of any other class or series, may be reissued as a part of such series or of any other series of Special Shares, subject to such limitations (if any) as may be fixed by the Board of Directors with respect to such series of Special Shares in accordance with subsection (a) of this
Section 5.5.


                                 ARTICLE VI

                                 Directors

               Section 6.1 Number. The Board of Directors shall not be less than seven (7) nor more than fifteen (15) and, at the time of adoption of these Restated Articles of Incorporation is composed of seven (7) members, and may be changed from time to time by amendment to these Restated Articles of Incorporation, or as otherwise provided in these Restated Articles of Incorporation. On the Effective Date, as defined in the Company's Joint Prepackaged Plan of Reorganization (the "Effective Date") as confirmed by the United States Bankruptcy Court for the District of Delaware (the "Plan of Reorganization), the Board of Directors of the Corporation shall include Douglas K. Pinner, four (4) temporary directors (the "Temporary Directors") designated by an ad hoc committee of the holders of the Corporation's Senior Subordinated Notes and Junior Subordinated Notes (the "Bondholder Committee") and two (2) directors designated by the holders of the Corporation's Series A Senior Preferred Stock (the "Series A Preferred Stock"), as described in Article XI hereof.

               The number of directors shall be automatically increased to nine (9) when the Temporary Directors designate six (6) new directors. The four (4) Temporary Directors shall resign at such time.

               The Board of Directors shall be divided into three (3) groups (with each group containing one-third (1/3) of the total members, as near as may be) whose terms of office expire at different times, as provided in the By-Laws.

               Notwithstanding the first sentence of this Section 6.1, any amendment to these Restated Articles of Incorporation that would affect any increase in the number of Directors over such number as then in effect or any elimination or modification of the groups or terms of office of the Directors as the Articles of Incorporation then in effect may provide, shall also be approved by the affirmative vote of a majority of the entire number of Directors of the Corporation who then qualify as Continuing Directors with respect to all Related Persons (as such terms are defined for purposes of Article VIII hereof).

               Section 6.2 Qualifications. Directors need not be shareholders of the Corporation or residents of this or any other state in the United States.

               Section 6.3 Vacancies. Vacancies occurring in the Board of Directors shall be filled in the manner provided in these Restated Articles of Incorporation, including Section 6.6 and Article XI, or in the By-Laws (or, if these Restated Articles of Incorporation or the Restated By-Laws do not provide for the filling of vacancies, in the manner provided by the Corporation Law). To the extent not otherwise provided for, vacancies shall be filled by vote of the shareholders or holders of Special Shares, as appropriate, at a special meeting called for that purpose or at the next annual meeting of shareholders.

               Section 6.4 Liability of Directors. A Director's responsibility to the Corporation shall be limited to discharging his duties as a Director, including his duties as a member of any Committee of the Board of Directors upon which he may serve, in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the Director reasonably believes to be in the best interests of the Corporation, all based on the facts then known to the Director.

               In discharging his duties, a Director is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by:

                      (a) One (1) or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented;

                      (b) Legal counsel, public accountants or other persons as to matters the Director reasonably believes are within such person's professional or expert competence; or

                      (c) A Committee of the Board of which the Director is not a member if the Director reasonably believes the Committee merits confidence; but a Director is not acting in good faith if the Director has knowledge concerning the matter in question that makes reliance otherwise permitted by this Section 6.4 unwarranted. A Director may, in considering the best interests of the Corporation, consider the effects of any action on shareholders, employees, suppliers and customers of the Corporation, and communities in which offices or other facilities of the Corporation are located, and any other factors the Director considers pertinent.

               A Director shall not be liable for any action taken as a Director, or any failure to take any action, unless (a) the Director has breached or failed to perform the duties of the Director's office in compliance with this Section 6.4, and (b) the breach or failure to perform constitutes willful misconduct or recklessness.

               Section 6.5 Removal of Directors. Except as otherwise provided herein, any or all of the members of the Board of Directors may be removed, with or without cause, only at a meeting of the shareholders called for that purpose, by the affirmative vote of the holders of outstanding shares representing at least seventy-five percent (75%) of all the votes then entitled to be cast at an election of Directors.

               Section 6.6 Election of Directors by Holders of Special Shares. The holders of one (1) or more series of Special Shares may be entitled to elect a specified number of Directors, but only to the extent and subject to limitations as may be set forth in the provisions of these Restated Articles of Incorporation as adopted and as amended by the Board of Directors pursuant to Section 5.5 hereof describing the terms of the series of Special Shares.


                                ARTICLE VII

                 Provisions for Regulation of Business and
                     Conduct of Affairs of Corporation

               Section 7.1 Meetings of Shareholders. Meetings of the shareholders of the Corporation shall be held at such time and at such place, either within or without the State of Indiana, as may be stated in or fixed in accordance with the By-Laws of the Corporation and specified in the respective notices or waivers of notice of any such meetings.

               Section 7.2 Special Meetings of Shareholders. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the Corporation Law, may be called at any time by the Board of Directors or the person or persons authorized to do so by the By-Laws and shall be called by the Board of Directors if the Secretary of the Corporation receives one (1) or more written, dated and signed demands for a special meeting, describing in reasonable detail the purpose or purposes for which it is to be held, from the holders of shares representing at least twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. If the Secretary receives one (1) or more proper written demands for a special meeting of shareholders, the Board of Directors may set a record date for determining shareholders entitled to make such demand.

               Section 7.3 Meetings of Directors. Meetings of the Board of Directors of the Corporation shall be held at such place, either within or without the State of Indiana, as may be authorized by the By-Laws and specified in the respective notices or waivers of notice of any such meetings or otherwise specified by the Board of Directors. Unless the By-Laws provide otherwise (a) regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting and (b) the notice for a special meeting need not describe the purpose or purposes of the special meeting.

               Section 7.4 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or shareholders, or of any committee of such Board, may be taken without a meeting, if the action is taken by all members of the Board or all shareholders entitled to vote on the action, or by all members of such committee, as the case may be. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each Director, or all the shareholders entitled to vote on the action, or by each member of such committee, as the case may be, and, in the case of action by the Board of Directors or a committee thereof, included in the minutes or filed with the corporate records reflecting the action taken or, in the case of action by the shareholders, delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Action taken under this
Section 7.4 is effective when the last director, shareholder or committee member, as the case may be, signs the consent, unless the consent specifies a different prior or subsequent effective date, in which case the action is effective on or as of the specified date. Such consent shall have the same effect as a unanimous vote of all members of the Board, or all shareholders, or all members of the committee, as the case may be, and may be described as such in any document.

               Section 7.5 Bylaws. The Board of Directors shall have the exclusive power to make, alter, amend or repeal, or to waive provisions of, the Restated Bylaws of the Corporation by the affirmative vote of a majority of the entire number of Directors at the time, except as provided by the Corporation Law. All provisions for the regulation of the business and management of the affairs of the Corporation not stated in these Restated Articles of Incorporation shall be stated in the Restated Bylaws. The Board of Directors may adopt Emergency Bylaws of the Corporation and shall have the exclusive power (except as may otherwise be provided therein) to make, alter, amend or repeal, or to waive provisions of, the Emergency Bylaws by the affirmative vote of both (a) a majority of the entire number of Directors at the time and (b) a majority of the entire number of Directors who then qualify as Continuing Directors with respect to all Related Persons (as such terms are defined for purposes of Article VIII hereof).

               Section 7.6 Interest of Directors.

                      (a) A conflict of interest transaction is a transaction with the Corporation in which a Director of the Corporation has a direct or indirect interest. A conflict of interest transaction is not voidable by the Corporation solely because of the Director's interest in the transaction if any one (1) of the following is true:

                            (i) The material facts of the transaction and the Director's interest were disclosed or known to the Board of Directors or a Committee of the Board of Directors and the Board of Directors or Committee authorized, approved, or ratified the transaction.

                            (ii) The material facts of the transaction and the Director's interest were disclosed or known to the shareholders entitled to vote and they authorized, approved, or ratified the transaction.

                            (iii) The transaction was fair to the Corporation.

                      (b) For purposes of this Section 7.6, a Director of the Corporation has an indirect interest in a transaction if:

                            (i) Another entity in which the Director has material financial interest or in which the Director is a general partner is party to the transaction; or

                            (ii) Another entity of which the Director is a director, officer, or trustee in a party to the transaction and the transaction is, or is required to be, considered by the Board of Directors of the Corporation.

                      (c) For purposes of Section 7.6(a)(i), a conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote of a majority of the Directors on the Board of Directors (or on the Committee) who have no direct or indirect interest in the transaction vote to authorize, approve or ratify the transaction, a quorum shall be deemed present for the purpose of taking action under this
Section 7.6. The presence of, or a vote cast by, a Director with a direct or indirect interest in the transaction does not affect the validity of any action taken under Section 7.6(a)(i), if the transaction is otherwise authorized, approved or ratified as provided in such subsection.

                      (d) Shares owned by or voted under the control of a Director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity described in
Section 7.6(b), may be counted in a vote of shareholders to determine whether to authorize, approve or ratify a conflict of interest transaction under Section 7.6(a)(ii).

               Section 7.7 Nonliability of Shareholders. Shareholders of the Corporation are not personally liable for the acts or debts of the Corporation, nor is private property of shareholders subject to the payment of corporate debts.

               Section 7.8 Indemnification of Officers, Directors and Other Eligible Persons.

                      (a) Every Eligible Person, as a matter of right, shall be indemnified by the Corporation against all Liability and reasonable Expense that may be incurred by such Eligible Person in connection with or resulting from any Claim,

                            (i) if such Eligible Person is Wholly
        Successful with respect to the Claim, or

                            (ii) if not Wholly Successful, then if such Eligible Person is determined, as provided in either Section 7.8(f) or 7.8(g), with respect to the Claim, or any count, issue or matter of the Claim, to have acted in good faith; and he reasonably believed: (A) in the case of conduct in his official capacity with the Corporation, that his conduct was in its best interests, and
        (B) in all other cases, that his conduct was at least not opposed to its best interests; and, in the case of any Claim of a criminal nature, he either (A) had reasonable cause to believe his conduct was lawful, or (B) had no reasonable cause to believe his conduct was unlawful.

               The termination of any Claim, by judgment, order, settlement (whether with or without court approval), or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not be determinative nor create a presumption that an Eligible Person did not meet the standards of conduct set forth in clause (ii) of this subsection (a). The actions of an Eligible Person with respect to an employee benefit plan subject to the Employee Retirement Income Security Act of 1974 shall be deemed to have been taken in what the Eligible Person reasonably believed to be the best interests of the Corporation or at least not opposed to its best interests if the Eligible Person reasonably believed he was acting in conformity with the requirements of such Act or he reasonably believed his actions to be in the interests of the participants in or beneficiaries of the plan.

                      (b) The term "Claim" as used in this Section 7.8 shall include every pending, threatened or completed claim, action, suit or proceeding and all appeals thereof (whether brought by or in the right of this Corporation, any other corporation, partnership, joint venture, trust, enterprise, organization, association, governmental agency, person or otherwise), civil, criminal, administrative or investigative, formal or informal, in which an Eligible Person may become or is threatened to become involved, as a party or otherwise: (i) by reason of his being or having been an Eligible Person or (ii) by reason of any action taken or not taken by him in his capacity as an Eligible Person, whether or not he continued in such capacity at the time such Liability or Expense shall have been incurred, and further whether or not the action taken or not taken antedated the adoption of this Section 7.8.

                      (c) The term "Eligible Person" as used in this
Section 7.8 shall mean every person (and the estate, heirs, executors, administrators, and personal representatives of such person) who is or was a Director or officer of the Corporation or a Director or officer of the Corporation who is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another foreign or domestic corporation, partnership, joint venture, trust employee benefit plan or other organization or entity, whether for profit or not. An Eligible Person shall also be considered to have been serving an employee benefit plan at the request of the Corporation if his duties to the Corporation also imposed duties on, or otherwise involved services by, him to the plan or to participants in or beneficiaries of the plan.

                      (d) The terms "Liability" and "Expense" as used in this Section 7.8 shall include, but shall not be limited to, amounts of judgments, fines or penalties against (including excise taxes assessed with respect to an employee benefit plan), and amounts paid in settlement by or on behalf of, an Eligible Person, attorney fees, accountant fees, investment banker fees, and any other professional fees, disbursements, travel, expert witness fees, and any other expense reasonably incurred in defense of any Claim.

                      (e) The term "Wholly Successful" as used in this
Section 7.8 shall mean:

                            (i) Termination of any claim against the Eligible Person in question without a finding of liability against him, or guilt in a criminal Claim against him;

                            (ii) Approval by a court of a settlement of any Claim, with a concurrent approval by the court of indemnification pursuant to this Section 7.8; or

                            (iii) The expiration of the applicable statute of limitations regarding the Claim.

                      (f) Every Eligible Person claiming indemnification hereunder (other than one who has been Wholly Successful with respect to any Claim) shall be entitled to indemnification if a disinterested person or persons selected by the Board of Directors (the "Referee") shall determine that such Eligible Person has met the standards of conduct set forth in Section 7.8(a)(ii). In the event an Eligible Person is found to be entitled to indemnification pursuant to the preceding sentence, the Referee shall also determine the reasonableness of the Eligible Person's Expenses. The Eligible Person claiming indemnification shall, if requested, appear before the Referee, answer questions that the Referee deems relevant and shall be given ample opportunity to present to the Referee evidence upon which he relies for indemnification. The Corporation shall, at the request of the Referee, make available facts, opinions or other evidence in any way relevant to the Referee's determination that are within the possession or control of the Corporation. The Referee shall not incur any liability as a result of his decision.

                      (g) If an Eligible Person claiming indemnification pursuant to Section 7.8(f) is found not to be entitled thereto, or if the Board of Directors fails to select a Referee under Section 7.8(f) within a reasonable amount of time following a written request of an Eligible Person for the selection of a Referee, or if the Referee fails to make a determination under Section 7.8(f) within a reasonable amount of time following the selection of the Referee, the Eligible Person may apply for indemnification with respect to a Claim or any count, issue or matter of a Claim to any court of competent jurisdiction, including a court in which the Claim is pending against the Eligible Person. On receipt of an application, the court, after giving notice to the Corporation, may order indemnification if it determines either that:

                            (i) The Eligible Person is entitled to
        indemnification with respect to the Claim because such Eligible Person met the standards of conduct set forth in Section
        7.8(a)(ii); or

                            (ii) The Eligible Person is fairly and
        reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the Eligible Person has met the standard of conduct set forth in Section 7.8(a)(ii).

If the court determines that the Eligible Person is entitled to indemnification, the court shall also determine the reasonableness of the Eligible Person's Expenses.

                      (h) The rights of indemnification provided in this
Section 7.8 shall not be exclusive and shall be in addition to any rights to which any Eligible Person may otherwise be entitled under any statute, agreement, resolution of the Board of Directors of the Corporation or otherwise. Irrespective of the provisions of this Section 7.8, the Board of Directors may, at any time and from time to time:

                            (i) Approve indemnification of any Eligible
        Person to the full extent permitted by the provisions of applicable law at the time in effect, whether on account of past or future transactions; and

                            (ii) Authorize the Corporation to purchase and maintain insurance on behalf of any Eligible Person against any Liability asserted against him or Liability or Expense incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such Liability or Expense.

                      (i) Expenses incurred by an Eligible Person with respect to any Claim may be advanced by the Corporation (by action of the Board of Directors, whether or not a disinterested quorum exists) prior to the final disposition thereof upon receipt of any undertaking by or on behalf of the recipient to repay such amount unless he is determined to be entitled to indemnification.

                      (j) In the event the Claim is the result of any action taken, any action not taken or any alleged breach of duty or obligation by the Board of Directors related to a proposed or actual tender offer for shares of the Corporation; change in control of the Corporation; merger, business combination or consolidation in which the Corporation is a party; or the election of Directors of the Corporation, the Expense incurred by an Eligible Person with respect to such Claim shall as a matter of right be advanced to the Eligible Person by the Corporation prior to final disposition of such Claim if:

                            (i) The Eligible Person furnishes the
        Corporation a written affirmation of the Eligible Person's good faith belief that he has met the standard of conduct described in clause (ii) of Section 7.8(a); and

                            (ii) The Eligible Person furnishes the
        Corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that the Eligible Person did not meet such standard of conduct.

                      (k) The indemnification provisions of this Section
7.8 shall be deemed to be a contract between the Corporation and each Eligible Person.

                      (l) The provisions of this Section 7.8 shall be applicable to all acts or failures to act occurring prior to the adoption of this Section 7.8 or during the term of this Section 7.8 irrespective of when the Claim relating to the occurrence is made or commenced.

                      (m) The Board of Directors shall have power on behalf of the Corporation to grant indemnification in a manner consistent with this Section 7.8 to any person other than an Eligible Person to such extent as the Board of Directors may from time to time and at any time determine.

                      (n) If any provision of this Section 7.8 is adjudged to be beyond the powers of the Corporation under the Indiana Business Corporation Law, as amended, or any other applicable law, then such identification shall nevertheless remain available, but shall be limited, amended or construed only to the extent necessary to be within the powers of the Corporation under the Indiana Business Corporation Law, as amended, or any other applicable law, and such indemnification so limited, amended or construed shall be available and provided pursuant to this Section 7.8.


                                ARTICLE VIII

                     Approval of Business Combinations

               Section 8.1 Supermajority Vote. Except as provided in
Section 8.2 hereof, neither the Corporation nor its Subsidiaries, if any, shall become a party to any Business Combination with a Related Person without the prior affirmative vote at a meeting of the Corporation's shareholders:

                      (a) Of not less than seventy-five percent (75%) of all the votes entitled to be cast by the holders of the outstanding shares of all classes of Voting Stock of the Corporation considered for purposes of this Article VIII as a single class, and

                      (b) Of an Independent Majority of Shareholders.

Such favorable votes shall be in addition to any shareholder vote which would be required without reference to this Section 8.1 and shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified by law or elsewhere in these Restated Articles of Incorporation or the Restated By-Laws of the Corporation or otherwise.

               Section 8.2 Exceptions. The provisions of Section 8.1 hereof shall not apply to a Business Combination if:

                      (a) The Continuing Directors of the Corporation by not less than a seventy-five percent (75%) vote:

                            (i) Have expressly approved a memorandum of understanding with the Related Person with respect to the Business Combination prior to the time that the Related Person became a Related Person and the Business Combination is effected on substantially the same terms and conditions as are provided by the memorandum of understanding; or

                            (ii) Have otherwise approved the Business
        Combination (this provision is incapable of satisfaction unless there is at least one Continuing Director); or

                      (b) The Business Combination is solely between the Corporation and another corporation, one hundred percent (100%) of the Voting Stock of which is owned directly or indirectly by the Corporation.

               Section 8.3 Definitions. For purposes of this Article VIII:

                    (a) A "Business Combination" means:

                            (i) The sale, exchange, lease, transfer or other disposition to or with a Related Person or any Affiliate or Associate of such Related Person by the Corporation or any Subsidiaries (in a single transaction or a Series of Related Transactions) of all or substantially all, or any Substantial Part, of its or their assets or business (including, without limitation, securities issued by a Subsidiary, if any);

                            (ii) The purchase, exchange, lease or other acquisition by the Corporation or any Subsidiaries (in a single transaction or a Series of Related Transactions) of all or substantially all, or any Substantial Part, of the assets or business of a Related Person or any Affiliate or Associate of such Related Person;

                            (iii) Any merger or consolidation of the Corporation or any Subsidiary thereof into or with a Related Person or any Affiliate or Associate of such Related Person or into or with another Person which, after such merger or consolidation, would be an Affiliate or an Associate of a Related Person, in each case irrespective of which Person is the surviving entity in such merger or consolidation;

                            (iv) Any reclassification of securities, recapitalization or other transaction (other than a redemption in accordance with the terms of the security redeemed) which has the effect, directly or indirectly, of increasing the proportionate amount of shares of Voting Stock of the Corporation or any Subsidiary thereof which are Beneficially Owned by a Related Person, or any partial or complete liquidation, spin-off or split-up of the Corporation or any Subsidiary thereof; provided, however, that this Section 8.3(a)(iv) shall not relate to any transaction that has been approved by a majority of the Continuing Directors; or

                            (v) The acquisition upon the issuance thereof of Beneficial Ownership by a Related Person of shares of Voting Stock or securities convertible into shares of Voting Stock or any voting securities or securities convertible into voting securities of any Subsidiary of the Corporation, or the acquisition upon the issuance thereof of Beneficial Ownership by a Related Person of any rights, warrants or options to acquire any of the foregoing or any combination of the foregoing shares of Voting Stock or voting securities of a Subsidiary, if any.

                      (b) A "Series of Related Transactions" shall be deemed to include not only a series of transactions with the same Related Person but also a series of separate transactions with a Related Person or any Affiliate or Associate of such Related Person.

                      (c) A "Person" shall mean any individual, firm, corporation or other entity and any partnership, syndicate or other group.

                      (d) "Related Person" shall mean any Person (other than the Corporation or any Subsidiary of the Corporation or the Continuing Directors, singly or as a group) who or that at any time described in the last sentence of this first paragraph of this subsection (d):

                            (i) Is the Beneficial Owner, directly or indirectly, of more than ten percent (10%) of the voting power of the outstanding shares of Voting Stock and who has not been the Beneficial Owner, directly or indirectly, of more than ten percent (10%) of the voting power of the outstanding shares of Voting Stock for a continuous period of two years prior to the date in question; or

                            (ii) Is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question (but not continuously during such two-year period) was the Beneficial Owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding shares of Voting Stock; or

                            (iii) Is an assignee of or has otherwise succeeded to any shares of the Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Related Person, if such assignment or succession shall have occurred within the meaning of the Securities Act of 1933, as amended.

A Related Person shall be deemed to have acquired a share of the Corporation at the time when such Related Person became the Beneficial Owner thereof. For the purposes of determining whether a Person is the Beneficial Owner of ten percent (10%) or more of the voting power of the then outstanding Voting Stock, the outstanding Voting Stock shall be deemed to include any Voting Stock that may be issuable to such Person pursuant to a right to acquire such Voting Stock and that is therefore deemed to be Beneficially Owned by such Person pursuant to Section 8.3(e)(ii)(A). A Person who is a Related Person at:

                            (i) The time any definitive agreement relating to a Business Combination is entered into;

                            (ii) The record date for the determination of shareholders entitled to notice of and to vote on a Business Combination; or

                            (iii) The time immediately prior to the
        consummation of a Business Combination,

shall be deemed a Related Person. A Related Person shall not include the Board of Directors of the Corporation acting as a group. In addition, a Related Person shall not include any Person who possesses more than ten percent (10%) of the voting power of the outstanding shares of Voting Stock of the Corporation at the time of filing these Restated Articles of Incorporation.

                      (e) A Person shall be a "Beneficial Owner" of any shares of Voting Stock:

                            (i) Which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

                            (ii) Which such Person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or

                            (iii) Which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                      (f) An "Affiliate" of, or a person Affiliated with, a specific Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

                      (g) The term "Associate" used to indicate a relationship with any Person, means:

                            (i) Any corporation or organization (other than this Corporation or a majority-owned Subsidiary or this Corporation) of which such Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of five percent (5%) or more of any class of equity securities;

                            (ii) Any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity;

                            (iii) Any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person; or

                            (iv) Any investment company registered under the Investment Company Act of 1940, as amended, for which such Person or any Affiliate of such Person serves as investment advisor.

                      (h) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Related Person set forth in Section 8.3(d) hereof, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                      (i) "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is not associated with the Related Person and was a member of the Board prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is not associated with the Related Person and is recommended to succeed a Continuing Director by not less than two-thirds of the Continuing Directors then on the Board.

                      (j) "Independent Majority of Shareholders" shall mean the holders of the outstanding shares of Voting Stock representing a majority of all the votes entitled to be cast by all shares of Voting Stock other than shares Beneficially Owned or controlled, directly or indirectly, by a Related Person.

                      (k) "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation or another corporation entitled to vote generally on the election of Directors, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares. The Series A Preferred Stock shall not be included as "Voting Stock" for purposes hereof but shall retain the special voting rights contained in Article XI hereof.

                      (l) "Substantial Part" means properties and assets involved in any single transaction or a Series of Related Transactions having an aggregate fair market value of more than ten percent (10%) of the total consolidated assets of the Person in question as determined immediately prior to such transaction or Series of Related Transactions.

               Section 8.4 Director Determinations. A majority of the Continuing Directors shall have the power to determine for the purposes of this Article VIII, on the basis of information known to them:

                      (a) The number of shares of Voting Stock of which any Person is the Beneficial Owner;

                      (b) Whether a Person is an Affiliate or Associate of another;

                      (c) Whether a Person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of "Beneficial Owner";

                      (d) Whether the assets subject to any Business Combination constitute a Substantial Part;

                      (e) Whether two or more transactions constitute a Series of Related Transactions; and

                      (f) Such other matters with respect to which a determination is required under this Article VIII.

               Section 8.5 Nonmonetary Factors in Acquisition Proposals. In connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders when evaluating a proposal by another person or persons to acquire some material part or all of the business or properties of the Corporation (whether by merger, consolidation, purchase of assets, stock reclassification or recapitalization, spin-off, liquidation or otherwise) or to acquire some material part or all of the stock of the Corporation (whether by a tender or exchange offer or some other means), the Board of Directors of the Corporation shall, in addition to considering the adequacy of the consideration to be paid in connection with any such transaction, consider all of the following factors and any other factors that it deems relevant:

                      (a) The social and economic effects of the transaction on the Corporation and its subsidiaries and their employees, customers, creditors and communities in which the Corporation and its subsidiaries operate or are located;

                      (b) The business and financial condition and earnings prospects of the acquiring person or persons, including, but not limited to, debt service and other existing or likely financial obligations of the acquiring person or persons and their affiliates and associates, and the possible effect of such conditions upon the Corporation and its subsidiaries and the communities in which the Corporation and its subsidiaries operate or are located; and

                      (c) The competence, experience, and integrity of the acquiring person or persons and its or their management and affiliates and associates.

               Section 8.6 Amendment of Article VIII or Certain Other Provisions. Any amendment, change or repeal of this Article VIII, or of Sections 6.1, 6.5, 7.2, 7.5, 9.2 or 9.3, or any other amendment of these Restated Articles of Incorporation which would have the effect of modifying or permitting circumvention of this Article VIII or such other provisions of these Restated Articles of Incorporation, shall require the affirmative vote, at a meeting of shareholders of the Corporation:

                      (a) Of at least seventy-five percent (75%) of the votes entitled to be cast by the holders of the outstanding shares of all classes of Voting Stock of the Corporation considered for purposes of this
Article VIII as a single class; and

                      (b) Of an Independent Majority of Shareholders;

provided, however, that this Section 8.6 shall not apply to, and such vote shall not be required for, any such amendment, change or repeal recommended to shareholders by the favorable vote of not less than seventy-five percent (75%) of the Directors who then qualify as Continuing Directors with respect to all Related Persons and any such amendment, change or repeal so recommended shall require only the vote, if any, required under the applicable provisions of the Corporation Law.

               Section 8.7 Fiduciary Obligations Unaffected. Nothing in this Article VIII shall be construed to relieve any Related Person from any fiduciary duty imposed by law.

               Section 8.8 Article VIII Nonexclusive. The provisions of this Article VIII are nonexclusive and are in addition to any other provisions of law or these Restated Articles of Incorporation or the By-Laws of the Corporation relating to Business Combinations, Related Persons or similar matters.


                                 ARTICLE IX

                          Miscellaneous Provisions

               Section 9.1 Amendment or Repeal. Except as otherwise expressly provided for in these Restated Articles of Incorporation, the Corporation shall be deemed, for all purposes, to have reserved the right to amend, alter, change or repeal any provision contained in these Restated Articles of Incorporation to the extent and in the manner now or hereafter permitted or prescribed by statute, and all rights herein conferred upon shareholders are granted subject to such reservation.

               Section 9.2 Redemption of Shares Acquired in Control Share Acquisitions. If and whenever the provisions of IC 23-1-42 apply to the Corporation, it is authorized to redeem its securities pursuant to IC 23-1-42-10.

               Section 9.3 Election to be Subject to Five-Year Freeze Statute. Unless the Corporation's By-Laws provide that it elects not be governed by IC 23-1-43, the Corporation elects to have the provisions of IC 23-1-43 apply to it regardless of whether or not it has a class of voting securities registered with the Securities and Exchange Commission under Section 12 of the Securities Exchange Act of 1934.

               Section 9.4 Captions. The captions of the Articles and Sections of these Restated Articles of Incorporation have been inserted for convenience of reference only and do not in any way define, limit, construe or describe the scope or intent of any Article or Section hereof.


                                 ARTICLE X

              Terms of ESOP Convertible Voting Preferred Stock

               The designation, preferences, limitations and relative voting and other rights of the first series of the authorized Special Shares of the Corporation in addition to those set forth elsewhere in these Restated Articles of Incorporation which are applicable to all series of Special Shares are hereby fixed as follows:

               Section 10.1 Designation and Amount; Special Purpose Restricted Transfer Issue.

                      (a) The shares of such series shall be designated as "ESOP Convertible Voting Preferred Stock" ("ESOP Preferred Stock") and the number of shares constituting such series shall be 1,700,000.

                      (b) Shares of ESOP Preferred Stock shall be issued only to the Bank of New York, as trustee (the "Trustee") of the Retirement Savings Plan for Employees of Tokheim Corporation and Subsidiaries (the "Plan"). All references to the holder of shares of ESOP Preferred Stock shall mean the Trustee or any successor trustee under the Plan. In the event of any transfer of record ownership of shares of ESOP Preferred Stock to any person other than any successor trustee under the Plan, the shares of ESOP Preferred Stock so transferred, upon such transfer and without any further action by the Corporation or the holder thereof, shall be automatically converted into shares of Common Shares on the terms otherwise provided for the conversion of shares of ESOP Preferred Stock into shares of Common Shares pursuant to Section 10.5 hereof and no such transferee shall have any of the preferences, limitations and relative voting and other rights, ascribed to shares of ESOP Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Shares into which such shares of ESOP Preferred Stock shall be so converted. In the event of such a conversion, the transferee of the shares of ESOP Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Shares into which such shares of ESOP Preferred Stock have been automatically converted as of the date of such transfer. Certificates representing shares of ESOP Preferred Stock shall bear a legend to reflect the foregoing provisions. Notwithstanding the foregoing provisions of this paragraph (b) of Section 10.1, shares of ESOP Preferred Stock:

                            (i) May be converted into shares of Common
        Shares as provided by Section 10.5 hereof and the shares of Common Shares issued upon such conversion may be transferred by the holder thereof as permitted by law; and

                            (ii) Shall be redeemable by the Corporation upon the terms and conditions provided by Sections 10.6, 10.7 and
        10.8 hereof.

               Section 10.2 Dividends and Distributions.

                      (a) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of ESOP Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends ("Preferred Dividends") in an amount per share equal to $1.9375 per share per annum, and no more, payable quarterly in arrears, one-fourth on the first day of March, June, September, and December of each year (each a "Dividend Payment Date") commencing on September 1, 1989, to holders of record at the start of business on such Dividend Payment Date. In the event that any Dividend Payment shall fall on any day other than a "Business Day" (as hereinafter defined), the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately preceding such Dividend Payment Date. Preferred Dividends shall begin to accrue on outstanding shares of ESOP Preferred Stock from the date of issuance of such shares of ESOP Preferred Stock. Preferred Dividends shall accrue on a daily basis whether or not the Corporation shall have earnings or surplus at the time, but Preferred Dividends accrued after issuance on the shares of ESOP Preferred Stock for any period less than a full quarterly period between Dividend Payment Dates shall be computed on the basis of a 360-day year of 12 30-day months. Accrued but unpaid Preferred Dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but not interest shall accrue on accumulated but unpaid Preferred Dividends.

                      (b) So long as any shares of ESOP Preferred Stock shall be outstanding, no dividend shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the ESOP Preferred Stock as to dividends, unless there shall also be or have been declared and paid or set apart for payment on the ESOP Preferred Stock, dividends for all dividend payment periods of the ESOP Preferred Stock ending on or before the Dividend Payment Date of such parity stock, ratably in proportion to the respective amounts of dividends accumulated and unpaid through such dividend period on the ESOP Preferred Stock and accumulated and unpaid on such parity stock through the dividend payment period on such parity stock next preceding such Dividend Payment Date. In the event that full cumulative dividends on the ESOP Preferred Stock have been declared and paid or set apart for payment when due, the Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of any other class of stock or series thereof of the Corporation ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or windup of the Corporation, junior to the ESOP Preferred Stock until full cumulative dividends on the ESOP Preferred Stock shall have been paid or declared and set apart for payment; provided, however, that the foregoing shall not apply to (i) any dividend payable solely in any shares of any stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or windup of the Corporation, junior to the ESOP Preferred Stock or (ii) the acquisition of shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or windup of the Corporation, junior to the ESOP Preferred Stock in exchange solely for shares of any other stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or windup of the Corporation, junior to the ESOP Preferred Stock.

               Section 10.3 Voting Rights. The holders of shares of ESOP Preferred Stock shall have the following voting rights:

                      (a) The holders of ESOP Preferred Stock shall be entitled to vote on all matters submitted to a vote of the shareholders of the Corporation, voting together with the holders of Common Shares as one class. The holder of each share of ESOP Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Shares into which such share of ESOP Preferred Stock could be converted on the record date for determining the shareholders entitled to vote, rounded to the nearest one-one-hundredth (1/100) of a vote; it being understood that whenever the "Conversion Price" (as defined in Section 10.5 hereof) is adjusted as provided in Section 10.9 hereof, the voting rights of the ESOP Preferred Stock shall also be similarly adjusted.

                      (b) Except as otherwise required by law or set forth herein, holders of ESOP Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for the taking of any corporate action; provided, however, that the vote of at least 66-2/3% of the outstanding shares of ESOP Preferred Stock, voting separately as a series, shall be necessary to adopt any alteration, amendment or repeal of any provision of these Restated Articles of Incorporation of the Corporation, as amended (including any such alteration, amendment or repeal effected by any merger or consolidation in which the Corporation is the surviving or resulting corporation), if such amendment, alteration or repeal would alter or change the preferences, limitations, or relative voting or other rights of the shares of ESOP Preferred Stock so as to affect them adversely.

               Section 10.4  Liquidation, Dissolution or Windup.

                      (a) Upon any voluntary or involuntary liquidation, dissolution or windup of the Corporation, the holders of ESOP Preferred Stock shall be entitled to receive out of assets of the Corporation which remain after satisfaction in full of all valid claims of creditors of the Corporation and which are available for payment to shareholders, and subject to the rights of the holders of any stock of the Corporation ranking senior to or on a parity with the ESOP Preferred Stock in respect of distributions upon liquidation, dissolution or windup of the Corporation, before any amount shall be paid or distributed among the holders of Common Shares or any other shares ranking junior to the ESOP Preferred Stock in respect of distributions upon liquidation, dissolution or windup of the Corporation, liquidating distributions in the amount of $25.00 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for distribution, and no more. If upon any liquidation, dissolution or windup of the Corporation, the amounts payable with respect to the ESOP Preferred Stock and any other stock ranking as to any such distribution on a parity with the ESOP Preferred Stock are not paid in full, the holders of the ESOP Preferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this paragraph 10.4(a), the holders of shares of ESOP Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Corporation.

                      (b) Neither the merger or consolidation of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Corporation, nor the sale, lease, exchange or other transfer of all or any portion of the assets of the Corporation, shall be deemed to be a dissolution, liquidation or windup of the affairs of the Corporation for purposes of this Section 10.4, but the holders of the ESOP Preferred Stock shall nevertheless be entitled in the event of any such merger or consolidation to the rights provided by Section 10.8 hereof.

                      (c) Written notice of any voluntary or involuntary liquidation, dissolution or windup of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of ESOP Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than twenty (20) days prior to any payment date stated therein, to the holders of ESOP Preferred Stock, at the address shown on the books of the Corporation or any transfer agent for the ESOP Preferred Stock.

               Section 10.5  Conversion into Common Shares.

                      (a) A holder of shares of ESOP Preferred Stock shall be entitled, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to Sections 10.6, 10.7 and 10.8 hereof, to cause any or all of such shares to be converted into shares of Common Shares, initially at a conversion rate equal to the ratio of $25.00 to the amount which initially shall be $577.79 and which shall be adjusted as hereinafter provided (and, as so adjusted, is hereinafter sometimes referred to as the "Conversion Price") (that is, a conversion rate initially equivalent to 0.04327 shares of Common Shares for each share of ESOP Preferred Stock so converted, which is subject to adjustment as the Conversion Price is adjusted as hereinafter provided).

                      (b) Any holder of shares of ESOP Preferred Stock desiring to convert such shares into shares of Common Shares shall surrender the certificate or certificates representing the shares of ESOP Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the ESOP Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the ESOP Preferred Stock by the Corporation or the transfer agent for the ESOP Preferred Stock, accompanied by written notice of conversion. Such notice of conversion shall specify (i) the number of shares of ESOP Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Common Shares and for any shares of ESOP Preferred Stock not to be so converted to be issued and (ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

                      (c) Upon surrender of a certificate representing a share or shares of ESOP Preferred Stock for conversion, the Corporation shall issue and send by hand delivery (with receipt to be acknowledged) or by first class mail, postage prepaid, to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Shares to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of ESOP Preferred Stock, only part of which are to be converted, the Corporation shall issue and deliver to such holder or such holder's designee a new certificate or certificates representing the number of shares of ESOP Preferred Stock which shall not have been converted.

                      (d) The issuance by the Corporation of shares of Common Shares upon a conversion of shares of ESOP Preferred Stock into shares of Common Shares made at the option of the holder thereof shall be effective as of the earlier of (i) the delivery to such holder or such holder's designee of the certificates representing the shares of Common Shares issued upon conversion thereof or (ii) the commencement of business on the second business day after the surrender of the certificate or certificates for the shares of ESOP Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) as provided herein. On and after the effective day of conversion, the person or persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Shares, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Shares in respect of any period prior to such effective date. The Corporation shall not be obligated to pay any dividends which shall have been declared and shall be payable to holders of shares of ESOP Preferred Stock on a Dividend Payment Date if such Dividend Payment Date for such dividend is subsequent to the effective date of conversion of such shares.

                      (e) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Shares, solely for issuance upon the conversion of shares of ESOP Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Shares as shall from time to time be issuable upon the conversion of all the shares of ESOP Preferred Stock then outstanding. Nothing contained herein shall preclude the Corporation from issuing shares of Common Shares held in its treasury upon the conversion of shares of ESOP Preferred Stock into Common Shares pursuant to the terms hereof. The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration or qualification of the Common Shares, in order to enable the Corporation lawfully to issue and deliver to each holder of records of ESOP Preferred Stock such number of shares of its Common Shares as shall from time to time be sufficient to effect the conversion of all shares of ESOP Preferred Stock then outstanding and convertible into shares of Common Shares.

               Section 10.6 Redemption at the Option of the Corporation.

                      (a) The ESOP Preferred Stock shall be redeemable, in whole or in part, at the option of the Corporation at any time at $25.00 per share, plus, in each case, an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption. Payment of the redemption price shall be made by the Corporation in cash or shares of Common Shares, or a combination thereof, as permitted by paragraph (e) of this Section 10.6. From and after the date fixed for redemption, dividends on shares of ESOP Preferred Stock called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and all rights in respect of such shares of the Corporation shall cease, except the right to receive the redemption price. If less than all of the outstanding shares of ESOP Preferred Stock are to be redeemed, the Corporation shall either redeem a portion of the shares of each holder determined pro rata based on the number of shares held by each holder or shall select the shares to be redeemed by lot, as may be determined by the Board of Directors of the Corporation.

                      (b) Unless otherwise required by law, notice of redemption will be sent to the holders of ESOP Preferred Stock at the address shown on the books of the Corporation or any transfer agent for the ESOP Preferred Stock by first class mail, postage prepaid, mailed not less than twenty (20) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of the ESOP Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price;
(iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and
(vi) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the Conversion Price and number of shares of Common Shares issuable upon conversion of a share of ESOP Preferred Stock at the time. Upon surrender of the certificate for any shares so called for redemption and not previously converted (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the date fixed for redemption and at the redemption price set forth in this Section 10.6.

                      (c) In the event of a change in the federal tax law of the United States of America which has the effect of precluding the Corporation from claiming any of the tax deductions for dividends paid on the ESOP Preferred Stock when such dividends are used as provided under
Section 404(k)(2) of the Internal Revenue Code of 1986, as amended and in effect on the date shares of ESOP Preferred Stock are initially issued, the Corporation may, in its sole discretion and notwithstanding anything to the contrary in paragraph (a) of this Section 10.6, elect to redeem any or all of such shares for the amount payable in respect of the shares upon liquidation of the Corporation pursuant to Section 10.4 hereof.

                      (d) In the event that the Plan is terminated in accordance with its terms, and notwithstanding anything to the contrary in paragraph (a) of this Section 10.6, the Corporation shall, as soon thereafter as practicable, call for redemption all then outstanding shares of ESOP Preferred Stock for the amount payable in respect of the shares upon liquidation of the Corporation pursuant to Section 10.4 hereof.

                      (e) The Corporation, at its option, may make payment of the redemption price required upon redemption of shares of ESOP Preferred Stock in cash or in shares of Common Shares, or in a combination of such shares and cash, any such shares of Common Shares to be valued for such purposes at their Fair Market Value (as defined in paragraph (f) of Section 10.9 hereof).

               Section 10.7 Other Redemption Rights. Shares of ESOP Preferred Stock shall be redeemed by the Corporation except to the extent prohibited by law for shares of Common Shares, or if the Corporation so elects, in cash, or a combination of such shares and cash, any such shares of Common Shares to be valued for such purpose as provided by paragraph (e) of Section 10.6, at a redemption price of $25.00 per share plus accrued and unpaid dividends thereon to the date fixed for redemption, at the option of the holder, at any time and from time to time upon notice to the Corporation given not less than five (5) business days prior to the date fixed by the holder in such notice for such redemption, upon certification by such holder to the Corporation that redemption is necessary for such holder to provide for distributions required to be made to participants under, or to satisfy an investment election provided to participants in accordance with, the Plan, or any successor plan.

               Section 10.8  Consolidation, Merger, etc.

                      (a) In the event that the Corporation shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Shares are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation (including the Corporation) that constitutes "qualifying employer securities" with respect to a holder of ESOP Preferred Stock within the meaning of Section 4975(e)(8) of the Internal Revenue Code of 1986, as amended, and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of ESOP Preferred Stock of such holder shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become preferred stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 10.6, 10.7 and 10.8 hereof), and the qualifications, limitations or restrictions thereon, that the ESOP Preferred Stock had immediately prior to such transaction, except that after such transaction each share of the ESOP Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 10.5 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Shares into which such shares of ESOP Preferred Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Shares is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the ESOP Preferred Stock, then the shares of ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Shares, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Shares into which such shares of ESOP Preferred Stock could have converted immediately prior to such transaction if such holder of Common Shares failed to exercise any rights of election to receive any kind or amount of stock, securities, cash or other property (other than such qualifying employer securities and a cash payment, if applicable, in lieu of fractional shares) receivable upon such transaction (provided that, if the kind or amount of qualifying employer securities receivable upon such transaction is not the same for each nonelecting share, then the kind and amount so receivable upon such transaction for each nonelecting share shall be the kind and amount so receivable per share by the plurality of the nonelecting shares). The rights of the ESOP Preferred Stock as preferred stock of such successor or resulting corporation shall successively be subject to adjustment pursuant to Section 10.9 hereof after any such transaction as nearly equivalent as practicable to the adjustment provided for by such Section prior to such transaction. The Corporation shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of ESOP Preferred Stock be assumed and authorized by the successor or resulting corporation as aforesaid.

                      (b) In the event that the Corporation shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Shares are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph (a) of this Section 10.8) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of ESOP Preferred Stock shall, without any action on the part of the Corporation or any holder thereof (but subject to paragraph (c) of this Section 10.8), be automatically converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Shares into which such shares of ESOP Preferred Stock could have been converted at such time so that each share of ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Shares, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Shares into which such shares of ESOP Preferred Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Shares is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the ESOP Preferred Stock, then the shares of ESOP Preferred Stock, by virtue of such transaction and on the same terms as apply to the holders of Common Shares, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Shares into which such shares of ESOP Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Shares failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each nonelection share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each nonelecting share shall be the kind and amount so receivable per share by a plurality of the nonelecting shares).

                      (c) In the event the Corporation shall enter into any agreement providing for any consolidation or merger or similar business combination described in paragraph (b) of this Section 10.8, then the Corporation shall as soon as practicable thereafter (and in any event at least ten (10) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of ESOP Preferred Stock and each such holder shall have the right to elect, by written notice to the Corporation, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Corporation or the successor of the Corporation, in redemption and retirement of such ESOP Preferred Stock, a cash payment equal to the amount payable in respect of shares of ESOP Preferred Stock upon liquidation of the Corporation pursuant to Section 10.4 hereof. No such notice of redemption shall be effective unless given to the Corporation prior to the close of business on the fifth business day prior to consummation of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the fifth Business Day prior to consummation of such transaction.

               Section 10.9  Anti-dilution Adjustments.

                      (a) In the event the Corporation shall, at any time or from time to time while any of the shares of the ESOP Preferred Stock are outstanding, (i) pay a dividend or make a distribution in respect of the Common Shares in shares of Common Shares, (ii) subdivide the outstanding shares of Common Shares, or (iii) combine the outstanding shares of Common Shares into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation (including a recapitalization effected by a merger or consolidation to which Section 10.8 hereof does not apply) or otherwise, the Conversion Price in effect immediately prior to such action shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is the number of shares of Common Shares outstanding immediately before such event, and the denominator of which is the number of shares of Common Shares outstanding immediately after such event. An adjustment made pursuant to this paragraph 10.9(a) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of stockholders entitled to receive such dividend or distribution (on a retroactive basis and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

                      (b) In the event the Corporation shall, at any time or from time to time while any of the shares of ESOP Preferred Stock are outstanding, issue to holders of shares of Common Shares as a dividend or distribution, including by way of a reclassification of shares on a recapitalization of the Corporation, any right or warrant to purchase shares of Common Shares (but not including as such a right or warrant any security convertible into or exchangeable for shares of Common Shares) at a purchase price per share less than the Fair Market Value (as hereinafter defined) of a share of Common Shares on the date of issuance of such right or warrant, then, subject to the provisions of paragraphs (d) and (e) of this Section 10.9, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Shares outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Shares which could be purchased at the Fair Market Value of a share of Common Shares at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants, and the denominator of which shall be the number of shares of Common Shares outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Shares that could be acquired upon exercise in full of all such rights and warrants.

                      (c) In the event the Corporation shall, at any time or from time to time while any of the shares of ESOP Preferred Stock are outstanding, make an Extraordinary Distribution (as hereinafter defined) in respect of the Common Shares, whether by dividend, distribution, reclassification of shares or recapitalization of the Corporation (including a recapitalization or reclassification effected by a merger or consolidation to which Section 10.8 hereof does not apply) or effect a Pro Rata Repurchase (as hereinafter defined) of Common Shares, the Conversion Price in effect immediately prior to such Extraordinary Distribution or Pro Rata Repurchase shall, subject to paragraphs (d) and (e) of this Section 10.9, be adjusted by multiplying such Conversion Price by the fraction the numerator of which is (i) the product of (x) the number of shares of Common Shares outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase multiplied by (y) the Fair Market Value of a share of Common Shares on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, minus (ii) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be, and the denominator of which shall be the product of (a) the number of shares of Common Shares outstanding immediately before such Extraordinary Dividend or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Shares repurchased by the Corporation multiplied by (b) the Fair Market Value of a share of Common Shares on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be. The Corporation shall send each holder of ESOP Preferred Stock (i) notice of its intent to make any dividend or distribution and (ii) notice of any offer by the Corporation to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Shares is listed or admitted to trading) to holders of Common Shares. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Corporation pursuant to such offer, as well as the Conversion Price and the number of shares of Common Shares into which a share of ESOP Preferred Stock may be converted at such time.

                      (d) Notwithstanding any other provisions of this
Section 10.9, the Corporation shall not be required to make any adjustment to the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Price.

                      (e) If the Corporation shall make any dividend or distribution on the Common Shares or issue any Common Shares, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Price pursuant to the foregoing provisions of this Section 10.9, the Board of Directors of the Corporation shall consider whether such action is of such a nature that an adjustment to the Conversion Price should equitably be made in respect of such transaction. If in such case the Board of Directors of the Corporation determines that an adjustment to the Conversion Price should be made, an adjustment shall be made effective as of such date, as determined by the Board of Directors of the Corporation. The determination of the Board of Directors of the Corporation as to whether an adjustment to the Conversion Price should be made pursuant to the foregoing provisions of this paragraph 10.9(e) and, if so, as to what adjustment should be made and when, shall be final and binding on the Corporation and all shareholders of the Corporation. The Corporation shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by the foregoing provisions of this Section 10.9, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of stock of the Corporation or any recapitalization of the Corporation shall not be taxable to the holders of the Common Shares.

                      (f) As used herein, the following definitions shall apply:

               "Business Day" shall mean each day that is not a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

               "Current Market Price" of publicly traded shares of Common Shares or any other class of Capital Stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, or, in the event that no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Corporation or a committee thereof, in each case, on each trading day during the Adjustment Period. "Adjustment Period" shall mean the period of five (5) consecutive trading days preceding, and including, the date as of which the Fair Market Value of a security is to be determined. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation or a committee thereof, or, if no such investment banking or appraisal firm is in good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Corporation or such committee.

               "Extraordinary Distribution" shall mean any dividend or other distribution to holders of Common Shares (effected while any of the shares of ESOP Preferred Stock are outstanding) (i) of cash, where the aggregate amount of such cash dividend or distribution, together with the amount of all cash dividends and distributions made during the preceding period of 12 months, when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Shares repurchased as determined on the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer which is a Pro Rata Repurchase, or the date of purchase with respect to any other Pro Rata Repurchase which is not a tender offer or exchange offer made during such period), exceeds fifteen percent (15%) of the aggregate Fair Market Value of all shares of Common Shares outstanding on the day before the ex-dividend date with respect to such Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, and/or (ii) of any shares of capital stock of the Corporation (other than shares of Common Shares), other securities of the Corporation (other than securities of the type referred to in paragraph (b) or (c) of this Section 10.9), evidences of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation) or any combination thereof. The Fair Market Value of an Extraordinary Distribution for purposes of paragraph (d) of this Section 10.9 shall be equal to the sum of the Fair Market Value of such Extraordinary Distribution plus the amount of any cash dividends which are not Extraordinary Distributions made during such 12-month period and not previously included in the calculation of an adjustment pursuant to paragraph (d) of this Section 10.9.

               "Fair Market Value" shall mean, as to shares of Common Shares or any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period.

               "Non-Dilutive Amount" in respect of an issuance, sale or exchange by the Corporation of any right or warrant to purchase or acquire shares of Common Shares (including any security convertible into or exchangeable for shares of Common Shares) shall mean the remainder of:

                            (i) The product of the Fair Market Value of a share of Common Shares on the day preceding the first public announcement of such issuance, sale or exchange multiplied by the maximum number of shares of Common Shares which could be acquired on such date upon the exercise in full of such rights and warrants (including upon the conversion or exchange of all such convertible or exchangeable securities), whether or not exercisable (or convertible or exchangeable) at such date, minus

                            (ii) The aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of Common Shares;

provided, however, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Common Shares, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Shares shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Corporation.

               "Pro Rata Repurchase" shall mean any purchase of shares of Common Shares by the Corporation or any subsidiary thereof, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of a subsidiary of the Corporation), or any combination thereof, effected while any of the shares of ESOP Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Shares; provided, however, that no purchase of shares by the Corporation, or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this paragraph 10.9(f), shares shall be deemed to have been purchased by the Corporation or any subsidiary thereof "in open market transactions" if they have been purchased substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act, on the date shares of ESOP Preferred Stock are initially issued by the Corporation or on such other terms and conditions as the Board of Directors of the Corporation or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Shares.

                      (g) Whenever an adjustment to the Conversion Price and the related voting rights of the ESOP Preferred Stock is required hereunder, the Corporation shall forthwith place on file with the transfer agent for the Common Shares and the ESOP Preferred Stock, and with the Secretary of the Corporation, a statement signed by two officers of the Corporation stating the adjusted Conversion Price determined as provided herein and the resulting conversion ratio, and the voting rights (as appropriately adjusted), of the ESOP Preferred Stock. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Conversion Price and the related voting rights of the ESOP Preferred Stock, the Corporation shall mail a notice thereof and of the then prevailing conversion ratio to each holder of shares of the ESOP Preferred Stock.

               Section 10.10  Ranking; Retirement of Shares.

                      (a) The ESOP Preferred Stock shall rank senior to the Common Shares as to the payment of dividends and the distribution of assets on liquidation, dissolution and windup of the Corporation, and, unless otherwise provided in these Restated Articles of Incorporation of the Corporation, as the same may be amended, relating to a subsequent series of Preferred Stock of the Corporation, the ESOP Preferred Stock shall rank junior to the Series A Preferred Stock (as defined in Article XI) and all subsequent series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or windup.

                      (b) Any shares of ESOP Preferred Stock acquired by the Corporation by reason of the conversion or redemption of such shares as provided herein, or otherwise so acquired, shall be retired as shares of ESOP Preferred Stock and restored to the status of authorized but unissued shares of Special Shares of the Corporation, undesignated as to series, and may thereafter be reissued as part of a new series of such Special Shares as permitted by law.

               Section 10.11  Miscellaneous.

                      (a) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically herein permitted for such notice) with postage prepaid, addressed: (i) if to the Corporation, to its office at 10501 Corporate Drive, Fort Wayne, Indiana 46845 (Attention: Secretary), or to the transfer agent for the ESOP Preferred Stock, or other agent of the Corporation designated as permitted herein or (ii) if to any holder of the ESOP Preferred Stock or Common Shares, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the ESOP Preferred Stock or Common Shares, as the case may be) or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

                      (b) The term "Common Shares" as used in this Article means the Corporation's Common Shares, as the same exists at the date of filing these Restated Articles of Incorporation relating to the ESOP Preferred Stock. In the event that, at any time as a result of an adjustment made pursuant to Section 10.9, the holder of any shares of the ESOP Preferred Stock upon thereafter surrendering such shares for conversion, shall become entitled to receive any shares or other securities of the Corporation other than shares of Common Shares, the Conversion Price in respect of such other shares or securities so receivable upon conversion of shares of ESOP Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Shares contained in Section 10.9 hereof, and the provisions of Sections 10.1 through 10.8, 10.10 and 10.11 hereof with respect to the Common Shares shall apply on like or similar terms to any such other shares or securities.

                      (c) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of ESOP Preferred Stock or shares of Common Shares or other securities issued on account of ESOP Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of ESOP Preferred Stock or Common Shares or other securities in a name other than that in which the shares of ESOP Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment, to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

                      (d) In the event that a holder of shares of ESOP Preferred Stock shall not by written notice designate the name in which shares of Common Shares to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of ESOP Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such ESOP Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

                      (e) Unless otherwise provided in these Restated Articles of Incorporation, as the same may be amended, of the Corporation, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or windup or otherwise made upon the shares of ESOP Preferred Stock and any other stock ranking on a parity with the ESOP Preferred Stock with respect to such dividend or distribution shall be pro rata, so that amounts paid per share on the ESOP Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the shares of the ESOP Preferred Stock and such other stock bear to each other.

                      (f) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the ESOP Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of ESOP Preferred Stock.


                                 ARTICLE XI

         PREFERENCES AND RIGHTS OF SERIES A SENIOR PREFERRED STOCK

               The voting powers, preferences and relative, participating, optional and other special rights of the shares of Series A Senior Preferred Stock, and the qualifications, limitations or restrictions thereof, are as follows:

               Section 11.1 Designation and Amount.

               The designation of this series of shares shall be "Series A Senior Preferred Stock" (the "Series A Preferred Stock"); the stated value per share shall be $10 (the "Stated Value"); and the number of authorized shares constituting such series shall be 25,000 (twenty five thousand).

               Additional shares of Series A Preferred Stock (other than as issued pursuant to the Plan of Reorganization) may not be issued, except as dividends on the Series A Preferred Stock issued in accordance with the Plan of Reorganization.

               Section 11.2 Rank.

                      (a) Dividends. With respect to dividend rights, the Series A Preferred Stock shall rank prior to the Common Shares, all of the Corporation's other Special Shares (the "Other Special Shares") and all other classes and series of capital stock of the Corporation hereafter issued by the Corporation. With respect to dividends, all equity securities of the Corporation to which the Series A Preferred Stock ranks senior, including the Common Shares and the Other Special Shares, are collectively referred to herein as the "Junior Dividend Securities."

                      (b) Liquidation. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Series A Preferred Stock shall rank prior to the Common Shares, the Other Special Shares and all other classes and series of capital stock of the Corporation hereafter issued by the Corporation. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all equity securities of the Corporation to which the Series A Preferred Stock ranks senior, including the Common Shares and the Other Special Shares, are collectively referred to herein as "Junior Liquidation Securities."

                      (c) New Issues. The Corporation may issue Junior Dividend Securities and Junior Liquidation Securities (collectively, "Junior Securities").

               Section 11.3 Dividends. Except as provided in Section 11.5(A), shares of Series A Preferred Stock shall accumulate dividends at a rate of 16.0% per annum. Until the Debt Repayment Date, dividends will cumulate, but the Corporation may, at its option, pay dividends in lieu of accumulating them by issuing additional fully paid and non-assessable shares of Series A Preferred Stock having an aggregate liquidation preference equal to the amount of such dividend. Dividends will be based on the aggregate Liquidation Preference (as defined below) outstanding for that quarter. Dividends shall be paid in four equal quarterly installments on the last day of February, May, August and November of each year, commencing on November 30, 2000, or if any such date is not a Business Day (as hereinafter defined), the Business Day next preceding such day (each such date, regardless of whether any dividends have been paid or declared and set aside for payment on such date, a "Dividend Payment Date"), to holders of record (the "Registered Holders") as they appear on the stock record books of the Corporation on the thirtieth day prior to the relevant Dividend Payment Date (the "Record Date"). Dividends shall begin to accumulate on outstanding shares of Series A Preferred Stock, including shares issued as payment of dividends, from the date of issuance and shall be deemed to accumulate from day to day whether or not earned or declared until the shares of Series A Preferred Stock on which such dividends are being accumulated shall have been redeemed in accordance with Section 11.5 hereof. Dividends shall accumulate on the basis of a 360-day year consisting of twelve 30-day months (four 90-day quarters) and the actual number of days elapsed in the period for which payable. The additional shares of Series A Preferred Stock issued in payment of dividends shall be valued per share at the Stated Value per share (which, upon issuance, shall be fully paid and nonassessable).

               So long as any of the shares of Series A Preferred Stock are outstanding, no dividends shall be declared or paid or set apart for payment by the Corporation and no other distribution of cash or other property shall be declared or made directly or indirectly by the Corporation with respect to any class or series of Junior Dividend Securities for any period unless dividends equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof, in cash or additional shares of Series A Preferred Stock as provided for in this Article XI, has been or contemporaneously is set apart for such payment on the Series A Preferred Stock for all periods terminating on or prior to the most recent Dividend Payment Date.

               Section 11.4 Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of then-outstanding shares of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus of any nature, an amount per share equal to the sum of (i) the dividends, if any, accumulated or deemed to have accumulated thereon to the date of final distribution to such holders, whether or not such dividends are declared, and (ii) the Stated Value thereof, and no more, before any payment or distribution shall be made or set aside or any assets distributed to or set aside for the holders of any Junior Liquidation Securities (the foregoing dividends plus Stated Value being the "Liquidation Preference"). After any such payment in full, the holders of Series A Preferred Stock shall not, as such, be entitled to any further participation in any distribution of assets of the Corporation.

               If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Series A Preferred Stock shall be insufficient to pay in full the Liquidation Preference to the holders of Series A Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series A Preferred Stock ratably in the same proportion as the respective amounts that would be payable on such Series A Preferred Stock if all amounts payable thereon were paid in full.

               Neither a consolidation or merger of the Corporation with or into any other Person or Persons, nor a sale, conveyance, lease, exchange or transfer of all or part of the Corporation's assets for cash, securities or other property to a Person or Persons shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 11.4, but the holders of shares of Series A Preferred Stock shall nevertheless be entitled from and after any such consolidation, merger or sale, conveyance, lease, exchange or transfer of all or part of the Corporation's assets to the same rights and preferences provided by this Section 11.4 following any such transaction. Notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to each holder of shares of Series A Preferred Stock in such circumstances shall be payable, shall by Overnight Delivery be delivered not less than 30 days prior to any payment date stated therein, to holders of record as they appear on the stock record books of the Corporation as of the date such notices are first delivered.

               Section 11.5  Redemption

                      (a) Mandatory Redemption. Upon the occurrence of a Mandatory Redemption Event, the Corporation shall redeem (a "Mandatory Redemption") all outstanding shares of Series A Preferred Stock by paying an amount per share equal to 100% of the Liquidation Preference (the "Mandatory Redemption Price"). In addition to paying the Mandatory Redemption Price, the Corporation shall pay an additional amount per share in connection with any Mandatory Redemption caused by the Special Loans (but not all of the Term Loans) being prepaid, which per share amount shall be equal to the following percentage of Liquidation Preference depending on the date of the Mandatory Redemption Event as set forth below:

                            Date              Percentage
                            ----              ----------

                 Date hereof - 11/30/01         2.0%
                 12/1/01 -  2/28/02             1.5%
                 3/1/02   -  5/31/02            1.0%
                 6/1/02   -  8/31/02            0.5%

               If the Mandatory Redemption Price is not paid on the Redemption Date (as hereinafter defined), dividends shall accrue daily at 19% per annum and will be paid in cash out of funds legally available for that purpose on a quarterly basis from the Redemption Date until the Series A Preferred Stock is redeemed.

                      (b) Notice and Redemption Procedures. Notice of the redemption of shares of Series A Preferred Stock pursuant to Paragraph (a) hereof (a "Notice of Redemption") shall be sent to the holders of record of the shares of Series A Preferred Stock to be redeemed by Overnight Delivery, at each such holder's address as it appears on the stock record books of the Corporation not more than five (5) Business Days following the occurrence of a Mandatory Redemption Event, which Notice of Redemption shall set forth a date for redemption which date shall be within 10 Business Days of the date of such notice with respect to a Mandatory Redemption (the "Redemption Date"); provided that failure to give such Notice of Redemption to any holder, or any defect in such Notice of Redemption to any holder shall not affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock held by any other holder. In order to facilitate the redemption of shares of Series A Preferred Stock, the Board of Directors may fix a record date for the determination of the holders of shares of Series A Preferred Stock to be redeemed, in each case, not more than 30 days prior to the date the Notice of Redemption is delivered. On or after the Redemption Date, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Mandatory Redemption Price from the place where funds have been deposited as set forth in such notice. From and after the Redemption Date, all dividends on shares of Series A Preferred Stock shall cease to accumulate and all rights of the holders thereof as holders of Series A Preferred Stock shall cease and terminate, except to the extent the Corporation shall default in payment thereof on the Redemption Date.

                      (c) Deposit of Funds. The Corporation shall, on or prior to any Redemption Date pursuant to this Section 11.5, deposit with its Transfer Agent or other redemption agent in the Borough of Manhattan, The City of New York having a capital and surplus of at least $500,000,000 selected by the Board of Directors, as a trust fund for the benefit of the holders of the shares of Series A Preferred Stock to be redeemed, cash that is sufficient in amount to redeem the shares to be redeemed in accordance with the Notice of Redemption, with irrevocable instructions and authority to such transfer agent or other redemption agent to pay to the respective holders of such shares, as evidenced by a list of such holders certified by an officer of the Corporation, the Mandatory Redemption Price upon surrender of their respective share certificates. Such deposit shall be deemed to constitute full payment of such shares to the holders, and from and after the date of such deposit, all rights of the holders of the shares of Series A Preferred Stock that are to be redeemed as stockholders of the Corporation with respect to such shares, except the right to receive the Mandatory Redemption Price upon the surrender of their respective certificates, shall cease and terminate. No dividends shall accumulate on redeemed shares of Series A Preferred Stock after the Redemption Date for such shares (unless the Corporation shall fail to deposit cash sufficient to redeem all such shares). In case holders who were given notice in accordance with subsection (b) of any shares of Series A Preferred Stock called for redemption shall not, within 90 days after such deposit, claim the cash deposited for redemption thereof, such transfer agent or other redemption agent shall, upon demand, pay over to the Corporation the balance so deposited. Thereupon, such transfer agent or other redemption agent shall be relieved of all responsibility to the holders thereof and the sole right of such holders, with respect to shares to be redeemed, shall be to receive the Mandatory Redemption Price as general creditors of the Corporation. Any interest accrued on any funds so deposited shall belong to the Corporation, and shall be paid to it from time to time on demand.

               Section 11.6  Voting Rights

                      (a) General. The holders of shares of Series A Preferred Stock shall have no voting rights except as set forth below or as otherwise from time to time required by law.

                      (b) Number of Votes. So long as any shares of the Series A Preferred Stock are outstanding, a holder of Series A Preferred Stock shall be entitled to one vote per share of Series A Preferred Stock with respect to: (i) the election of directors, as provided in Paragraphs C and D below; and (ii) amendments to the terms of the Series A Preferred Stock, as provided in Section 11.7 hereof.

                      (c) Directors. The holders of a majority of the outstanding Series A Preferred Stock shall be entitled to elect 2 of the 9 members of the Board of Directors of the Corporation, voting as a separate class. The right of the holders of the Series A Preferred Stock to appoint 2 directors shall terminate upon the redemption of the Series A Preferred Stock and any such appointed directors shall resign at such time. For so long as there are any shares of Series A Preferred Stock outstanding, the number of members of the Board of Directors shall be not more than nine
(9), except as provided in clause (d) below.

                      (d) Majority of Directors. Upon a Payment Default, the Company's Board of Directors shall automatically be increased to 15 and the holders of a majority of the shares of Series A Preferred Stock (voting as a separate class) shall be entitled to elect a majority of the directors on the Board of Directors of the Corporation ("Majority Directors"). Majority Directors shall continue as directors and such additional voting right shall continue until such time as the redemption of the Series A Preferred Stock (or the setting aside of all necessary funds for payment thereof).

                      (e) Procedures. (i) The foregoing rights of holders of shares of Series A Preferred Stock to take any action as provided in this Section 11.6 may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action. So long as such right to vote continues (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the Chairman of the Board of Directors may call, and upon the written request of holders of record of 20% of the outstanding shares of Series A Preferred Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares entitled to vote as provided herein. The Corporation shall use its best efforts to hold such meeting within 60 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the Restated Bylaws for the holding of meetings of stockholders.

                            (ii) In case any vacancy shall occur among the directors elected pursuant to Paragraphs C or D hereof, such vacancy may be filled for the unexpired portion of the term by vote of the remaining director or directors theretofore elected by such holders (or such director's or directors' successor in office), if any. If any such vacancy is not so filled within 20 days after the creation thereof or if all of the directors so elected shall cease to serve as directors before their term shall expire, the holders of the shares of Series A Preferred Stock then outstanding and entitled to vote for such director pursuant to the provisions of Paragraphs C and D hereof may elect successors to hold office for the unexpired terms of any vacant directorships, by written consent as herein provided, or at a special meeting of such holders called as provided herein. The holders of a majority of the shares of Series A Preferred Stock entitled to vote for directors pursuant to Paragraphs C and D hereof shall have the right to remove with or without cause at any time and replace any directors such holders have elected pursuant to such section, by written consent as herein provided, or at a special meeting of such holders called as provided herein.

               Section 11.7 Amendments; Other. Without the consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class, the Corporation shall not, and shall not permit its subsidiaries to, amend, alter or repeal any provision of these Restated Articles of Incorporation or the Restated Bylaws if the amendment, alteration or repeal alters or changes the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely.

               Section 11.8 Additional Definitions

               For the purposes of this Article 11 regarding Series A Preferred Stock, the following terms shall have the meanings indicated:

               "Agents" are the Administrative Agent, which is ABN AMRO Bank N.V., and the Documentation Agent, which is AmSouth Bank.

               "Affiliate" has the meaning set forth in Rule 12b-2 under the Exchange Act. The term "Affiliated" has a correlative meaning.

               "Business Day" means any day, other than a Saturday, Sunday or a day on which banking institutions in the State of Indiana are authorized or obligated by law or executive order to close.

               "Change of Control" means such time as:

                      (a) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, but excluding any Specified Person (as defined below) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 40% of the outstanding securities (on a fully diluted basis and taking into account any securities or contract rights exercisable, exchangeable or convertible into equity securities, but excluding any Series A Preferred Stock) of the Company having voting rights in the election of directors under normal circumstances; or

                      (b) a majority of the members of the Board of Directors of the Company shall cease to be Continuing Members.

                      (c) For purposes of the foregoing,

                            (i) "Continuing Member" means a member of the Board of Directors who either (a) was a member of the Company's Board of Directors on the date hereof and has been such continuously thereafter, (b) became a member of such Board of Directors after the Closing Date (as defined in the New Credit Agreement) and whose election or nomination for election was approved by a vote of the majority of the Continuing Members then members of the Company's Board of Directors, or (c) was designated by the holders of the Series A Preferred Stock; and

                            (ii) "Specified Person" means any beneficial holder of Senior Subordinate Note Claims (under and as defined in the Plan of Reorganization) immediately prior to the time the Plan of Reorganization becomes effective.

               "Debt Repayment Date" means the date upon which all of the following conditions shall be satisfied: (i) all obligations under the New Credit Agreement shall have been irrevocably paid in full in cash; (ii) no further obligations, (contingent or otherwise) to the Agents or any of the Lenders shall remain outstanding under the New Credit Agreement or any of the other New Credit Documents, other than any contingent obligation of the Corporation to indemnify the Agents and the Lenders and any other obligation which under the term of the New Credit Documents survives the repayment of the Obligations; and (iii) the Lenders' commitments to make Loans and to issue letters of credit under the New Credit Agreement shall have been irrevocably terminated.

               "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, from time to time.

               "Lenders" means those certain lenders from time to time party to the New Credit Agreement.

               "Mandatory Redemption Event" means the first to occur of: (i) a Change of Control, and (ii) the payment in full of the Special Loans.

               "New Credit Agreement" means that certain Post-Confirmation Credit Agreement dated as of October 20, 2000, among the Corporation, various subsidiaries thereof as borrowers, various financial institutions, AmSouth Bank, as documentation agent, and ABN AMRO Bank N.V., as administrative agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

               "New Credit Documents" means the "Loan Documents" (as defined in the New Credit Agreement.

               "Obligations" means all loans, debts, liabilities, obligations, covenants and duties owing by the Corporation or any of its subsidiaries to the Lenders or the Agents or any indemnitee arising under the New Credit Documents, of any kind or nature whether now existing or hereafter created, whether due or to become due.

               "Overnight Delivery" means next business day delivery by a nationally recognized overnight delivery service.

               "Payment Default" means a default in the payment when due of the principal of any Special Loan provided that such default shall only be a Payment Default hereunder if the holders of a majority of the shares of Series A Preferred Stock shall notify the Corporation that they are exercising their rights hereunder.

               "Person" means any individual, corporation, company, association, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

               "Plan of Reorganization" means the Joint Prepackaged Plan of Reorganization of the Company and its subsidiary debtors as filed with and approved by the United States Bankruptcy Court for the District of Delaware dated as of August 16, 2000.

               "Restated Bylaws" means the Restated Bylaws of the Corporation.

               "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, from time to time.

               "Special Loans" shall have the meaning set forth in the New Credit Agreement.

               "Term Loans" shall have the meaning set forth in the New Credit Agreement.

               Section 11.9  Miscellaneous

                      (a) Notices. Any notice referred to herein shall be in writing and, shall be deemed to have been given upon hand delivery thereof, or upon Overnight Delivery thereof addressed as follows:

                            (i) if to the Corporation, to its office at 10501 Corporate Drive, Fort Wayne, Indiana 46845, facsimile number (219) 484-1110;

                            (ii) if to a holder of the Series A Preferred Stock, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series A Preferred Stock); or

                            (iii) to such other address as the Corporation or such holder, as the case may be, shall have designated by notice similarly given.

                      (b) Reacquired Shares. Any shares of Series A Preferred Stock redeemed, purchased or otherwise acquired by the Corporation, directly or indirectly, in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof (and shall not be deemed to be outstanding for any purpose) and, if necessary to provide for the lawful redemption or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the Corporation Law.

                      (c) Restrictions. The Series A Preferred Stock shall not be detachable from the Special Loans and shall not be sold, transferred, pledged or assigned unless there shall occur simultaneously a sale, transfer, pledge or assignment of a ratable portion of the Special Loans to the same Persons. Any attempted sale, transfer, pledge or assignment in violation of this Section 11.9(C) shall be null and void and shall not be recorded on the records of the Company.

                      (d) Enforcement. Any registered holder of shares of Series A Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Article XI or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                      (e) Transfer Agent. The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series A Preferred Stock (the "Transfer Agent"). Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by Overnight Delivery to each holder of record of shares of Series A Preferred Stock.

                      (f) Record Dates. In the event that the Series A Preferred Stock shall be registered under either the Securities Act or the Exchange Act, the Corporation shall establish appropriate record dates with respect to payments and other actions to be made with respect to the Series A Preferred Stock.